Exhibit 10.28

JMP GROUP INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the JMP Group Inc. Amended and Restated Equity Incentive Plan (the “Plan”) and the attached Stock Option Award Agreement (the “Option Agreement”). Unless otherwise defined herein, the capitalized and undefined terms used in this Notice and the Option Agreement shall have the same meaning as defined in the Plan.

Award Number

Date of Award

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares Subject to the Option (the “Shares”)

Type of Option:	Incentive Stock Option
Non-Qualified Stock Option

Expiration Date:

Vesting Criteria:

Subject to the Grantee’s Continuous Service through and including___________, and the other limitations set forth in this Notice, the Plan and the Option Agreement, the Option shall vest in full and may be exercised, in whole or in part, from and after ____________, and prior to ____________ 11:59 P.M. Pacific Time, so long as the Thirty Day Average Price equals or exceeds the Threshold Price, at any time during the Applicable Period, for thirty (30) consecutive Trading Days:

THRESHOLD PRICE	APPLICABLE PERIOD
$_____	Between (and inclusive of) the Vesting Commencement Date and ___________
$____	Between (and inclusive of) ____________, and _____________
$_________	Between (and inclusive of) __________, and ___________

1

For purposes of this Notice and the Option Agreement, “Thirty Day Average Price” shall mean, as of any date, the volume-weighted average price of the Company’s Common Stock for the last thirty (30) consecutive Trading Days, as determined after market close on the thirtieth (30th) such consecutive Trading Day.

For purposes of this Notice and the Option Agreement, a “Trading Day” means a day on which the New York Stock Exchange is open for business and trades of Company Common Stock can or do occur.

The Threshold Prices shall be subject to adjustment for changes in capitalization as provided in Section 10 of the Plan.

For purposes of clarity, if the stock price reaches the applicable Threshold Price in November or December of a calendar year and the thirty (30) consecutive Trading Day period during which such price must be maintained straddles two calendar years, the Option will fully vest if the Threshold Price is so maintained and the Grantee will not be required to achieve the Threshold Price attributable to the second calendar year. For example, if the stock price on ______________ is $______, the Option will fully vest in early ____ if the Thirty Day Average Price is equal to or greater than $____ during such period (even though the period ended in ____).

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

JMP Group Inc., a Delaware corporation

By:	Raymond Jackson
Title:	Chief Financial Officer

2

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY IN THE MANNER SET FORTH HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY, OR THE RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES, TO TERMINATE THE GRANTEE’S CONTINOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the attached Option Agreement and the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Administrator in accordance with Section 13 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Date:
Grantee’s Signature

Grantee’s Printed Name

Address

City, State & Zip

3

Award Number:

JMP GROUP INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

1.     Grant of Option. JMP Group Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”), subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s Amended and Restated Equity Incentive Plan (the “Plan”), which are incorporated herein by reference.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares subject to such options shall be determined as of the grant date of the relevant option.

2.     Exercise of Option.

(a)     Right to Exercise. The Option shall be exercisable if vested in accordance with the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan, provided that, with respect to Section 11(b) relating to the acceleration of the Option in the event of a Change in Control (as defined in Annex 1 attached hereto), Annex 1 shall apply. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

(b)     Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached hereto as Exhibit A), or by such other procedure as specified from time to time by the Administrator, which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered to the Company in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator, accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price and all applicable withholding taxes, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d) below to the extent such procedure is available to the Grantee at the time of exercise and such an exercise would not violate any Applicable Law.

(c)     Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

(d)     Section 16(b). Notwithstanding any provision of this Option Agreement to the contrary, if a sale within the applicable time periods set forth in Sections 5, 6 or 7 herein of Shares acquired upon the exercise of the Option would subject the Grantee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Grantee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Grantee’s termination of Continuous Service, or (iii) the date on which the Option expires.

3.     Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a)     cash;

(b)     check;

(c)     surrender of Shares held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised;

(d)     payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(e)     payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

4.     Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. If the exercise of the Option within the applicable time periods set forth in Section 5, 6 and 7 of this Option Agreement is prevented by the provisions of this Section 4, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

5.     Termination of Continuous Service. In the event the Grantee’s Continuous Service terminates prior to January 1, 2017, at any time or for any reason, , the Grantee’s right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service. In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and the Option shall continue to vest in accordance with the Notice; provided, however, that with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status. To the extent that the Option was unvested as of December 31, 2016, or if the Grantee does not exercise the vested Option prior to December 31, 2019, 11:59 P.M. Pacific Time, the Option shall terminate.

6.     Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability prior to January 1, 2017, the Option may continue to vest, subject to the Grantee’s continued compliance with the Grantee Covenants set forth in Annex 1. In the event Grantee does not breach any of said covenants prior to January 1, 2017, or the Grantee’s Continuous Service terminates on or after January 1, 2017 due to his or her Disability, Grantee may exercise the Option, if otherwise vested as of said date, at any time prior to December 31, 2019, 11:59 P.M. Pacific Time; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date. To the extent that the Option was unvested as of December 31, 2016, or if the Grantee does not exercise the vested Option prior to December 31, 2019, 11:59 P.M. Pacific Time, the Option shall terminate. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

7.     Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death prior to January 1, 2017, the Option may continue to vest. Regardless of when his or her death occurs, the person who acquired the right to exercise the Option pursuant to Section 8 may exercise the Option, if vested, prior to December 31, 2019, 11:59 P.M. Pacific Time. To the extent that the Option was unvested as of December 31, 2016, or if the vested Option is not exercised prior to December 31, 2019, 11:59 P.M. Pacific Time, the Option shall terminate.

8.     Transferability of Option. The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The Option, if a Non-Qualified Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that a Non-Qualified Stock Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Incentive Stock Option or Non-Qualified Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 7, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

9.     Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

10.     Tax Consequences. The Grantee may incur tax liability as a result of the Grantee’s purchase or disposition of the Shares. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

11.     Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.     Construction. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

13.     Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

14.     Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

END OF AGREEMENT

EXHIBIT A

JMP GROUP INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

EXERCISE NOTICE

JMP GROUP INC.

Attention: Secretary

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

1.     Exercise of Option. Effective as of today, ______________, ___ the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of JMP Group, Inc. (the “Company”) under and pursuant to the Company’s Amended and Restated Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated ______________, ________. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2.     Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.     Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

4.     Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(e) of the Option Agreement.

5.     Tax Consultation. The Grantee understands that the Grantee may incur taxes as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

6.     Taxes. The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Grantee.

7.     Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8.     Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9.     Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

10.     Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.     Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.     Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13.     Entire Agreement. The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

GRANTEE:	JMP GROUP INC.

By: _________________________

___________________ (Signature)	Title: _______________________

Address:	Address:

__________________________ __________________________	600 MONTGOMERY STREET, SUITE 1100 SAN FRANCISCO, CA 94111

ANNEX 1

Change in Control Events: Notwithstanding anything to the contrary set forth in the Option Agreement, in the event a Change in Control occurs prior to the date the Vesting Criteria (set forth in the Notice) are satisfied, the vesting requirements described in the Notice shall terminate and be of no further effect and the Option shall vest immediately prior to the effective date of such Change in Control. For the avoidance of doubt, if the Award is Assumed or Replaced, the Award shall remain subject to the Vesting Criteria (set forth in the Notice) in the event of any Corporate Transaction that is not a Change in Control and Section 11(b) of the Plan shall not apply to this Award.

Defined Terms: The following terms shall be defined as follows:

(i)     “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(ii)     “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions: (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or (ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors); provided that, the transaction must also constitute a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A) of the Company.

(iii)     “Common Stock” means the common stock of the Company.

(iv)     “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(v)     “Corporate Transaction” means any of the following transactions, provided, however, that the Company shall determine under parts (v) and (vi) whether multiple transactions are related, and its determination shall be final, binding and conclusive: (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) the complete liquidation or dissolution of the Company; (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(vi)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(vii)     “Separation from Service” means the Grantee’s death, retirement or other termination of employment or service with the Company and its Related Entities (as determined in accordance with Code Section 409A(2)(A)(i) and Treasury regulation section 1.409A-1(h), as each may be amended from time to time). A Separation of Service shall constitute a termination of the Grantee’s Continuous Service.

(viii)     “Disability” shall mean a disability within the meaning of Code Section 409A(a)(2)(C) and Treasury regulation section 1.409A-3(i)(4), as each may be amended from time to time. The determination of whether a Grantee is Disabled shall be made by the Company in its sole discretion.

(ix)     “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

Grantee Covenants: As a condition to the Grantee's receipt of this Award, the Grantee agrees to be subject to the following covenants (the “Grantee Covenants”):

(a)     Confidential Information. The Grantee hereby acknowledges that unauthorized disclosure of Confidential Information to third parties outside the Company will cause the Company substantial, immediate and irreparable harm. For purposes hereof, “Confidential Information” means non-public information concerning the Company and its clients, including without limitation, information concerning the Company’s and its clients’ businesses, strategies, operations, financial affairs, organizational and personnel matters, policies and procedures. Confidential Information may have been or be provided in written or electronic form or orally. Further, and without prejudice to or limitation on any other confidentiality obligations imposed by agreement or by law, the Grantee hereby undertakes to use and protect Confidential Information in accordance with the restrictions placed on its use and/or disclosure. Without limiting the foregoing, except as authorized by the Company or as required by applicable law, the Grantee may not disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form, to any person unless such person is a director, officer, partner, employee, attorney or agent of the Company and, in the Grantee’s reasonable good faith judgment, has a need to know the Confidential Information or information derived therefrom in furtherance of the business of the Company. The Grantee may not take or use Confidential Information for his or her own purposes, or purposes of third parties, either directly or indirectly, including, without limitation, for the purpose of furthering current or future employment outside the Company or for outside activities, personal gain or profit. The Company reserves the right to avail itself of all legal or equitable remedies, including preliminary injunction and restraining order, to prevent impermissible use of Confidential Information and/or to recover damages incurred as a result of such use of Confidential Information. The foregoing obligations will survive, and remain binding and enforceable notwithstanding any termination of the Grantee’s employment with the Company and any settlement of the financial rights and obligations arising from the Grantee’s employment with the Company. Without limiting the foregoing, the existence of, and any information concerning, any dispute between the Grantee and the Company shall constitute Confidential Information except that the Grantee may disclose information concerning such dispute to the arbitrator or other trier of fact who is considering such dispute, or to the Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

(b)     Solicitation of Employees. The Grantee hereby agrees that during the Grantee’s employment and for a period of one year following the termination of his or her employment, Grantee will not, in any manner, directly or indirectly, solicit any person who is an Employee to resign from the Company. For purposes hereof, the term “Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

(c)     Garden Leave. To the extent permitted by applicable law, the Grantee hereby agrees that during the Coverage Period, the Executive Committee may, in its sole and absolute discretion, continue Grantee’s employment, pay the Grantee’s base salary or draw, as applicable, and require that the Grantee refrain from engaging in any other employment or business activities until the Executive Committee determines the Client relationships are transferred to the Company. The Grantee may continue to participate in any benefit plan for which he or she continues to be eligible, subject to the payment of necessary premiums and the terms and conditions of the applicable benefit plans. The Grantee will not receive or participate in any incentive pay or bonus arrangements. During the Coverage Period, the Grantee will not be required to perform any duties for the Company. During the Coverage Period, the Company may, in its sole discretion, deny or restrict the Grantee’s access to the Company’s clients, customers, premises, Confidential Information and telephone and computer systems. For purposes hereof, the term “Coverage Period” means, at the discretion of the Executive Committee, either the 90-day period beginning on the date on which notice of the Grantee’s termination of employment is delivered to or by the Company or the 90-day period beginning on the date of termination of the Grantee’s employment. The Company may, in its sole discretion, elect not to invoke, or to shorten, the duration of, the Coverage Period. If the Company elects to terminate the Coverage Period early, the Company will not continue to pay, or provide benefits to, the Grantee. In the event of any breach of this provision by the Grantee, the Company will have no obligation to continue providing compensation or benefits to Grantee. Grantee acknowledges that a breach of his or her obligations hereunder would cause irreparable damage to the Company and monetary damages alone would be an insufficient remedy for such a breach. Therefore, the Company, in addition to any other rights or remedies that it may have, will be entitled to a preliminary or temporary injunctive order restraining Grantee from violating or continuing to violate such obligations. Nothing contained herein shall alter Grantee’s at-will employment status with the Company. In addition, nothing contained herein shall defer the date upon which Shares would be issued upon exercise of the Option in the absence of the garden leave or otherwise extend the term of the Option beyond the Expiration Date.

(d)     Reasonable Scope. Grantee acknowledges and agrees that the Grantee Covenants and agreements contained herein are reasonable and valid in geographic, temporal and subject matter scope and in all other respects, and do not impose limitations greater than are necessary to protect the trade secrets, Confidential Information, Client relationships, goodwill, and other legitimate business interests of the Company.

(e)     Extended Duration of Covenants. The duration of the non-solicitation and garden leave clauses set forth in subsections (b) – (c) shall be extended by the length of time of any litigation relating to the enforcement of these clauses; provided, however, that nothing contained herein shall defer the date upon which Shares would be issued upon exercise of the Option or otherwise extend the term of the Option beyond the Expiration Date.